Exhibit 23.1

KPMG LLP Vaughan Metropolitan Centre 100 New Park Place Suite 1400 Vaughan, Ontario L4K 0J3 Telephone (905) 265-5900 Fax (905) 265-6390 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Tucows Inc.:

We consent to the incorporation by reference in the registration statements No. 333-12279, 333-37545, 333- 61181, 333-30342, 333-74010, 333-106961, 333-140985, 333-169848, 333-207863, 333-250959, 333-260785, and 333-271742 on Form S-8 of Tucows Inc. (the Company) of our reports dated March 15, 2023, with respect to the consolidated balance sheets of Tucows Inc. as of December 31, 2022 and 2021, the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2022, which reports appear in the annual report on Form 10-K/A of Tucows Inc. for the year ended December 31, 2022.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

Vaughan, Canada

June 6, 2023